                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):               March 19, 1997
                                                                --------------


                           UNISOURCE WORLDWIDE, INC.

            (Exact name of registrant as specified in its charter)

   Delaware                       1-14482                         13-5369500

(State or other               (Commission File                 (I.R.S. Employer
jurisdiction of                   Number)                    Identification No.)
incorporation)

                 825 Duportail Road
                Wayne, Pennsylvania                               19087-5589

      (Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:             (610) 296-4470

                               (Not applicable)

         (Former name or former address, if changed since last report)

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Item 5.   Other Events


The following press release was issued on March 19, 1997.

          Valley Forge, Pennsylvania - March 19, 1997 -- Unisource Worldwide, Inc. (NYSE: UWW) today reported that preliminary indications are that earnings for its second fiscal quarter, ended March 31, 1997, will be below consensus estimates. The company's announcement is based on its analysis of disappointing February results coupled with preliminary sales figures for the first two weeks of March. Pro forma earnings for the company's second quarter of fiscal 1996 were $.41 per share. Consensus estimates for the current quarter are $.36. The company said, based on current paper pricing and market conditions, earnings could be as much as fifteen to twenty cents per share below estimates.

          Total revenues for the quarter are now expected to be down slightly from the second quarter 1996, due primarily to lower prices for printing papers. Revenues for the company's supply systems business have also been impacted by lower pricing and slower progress in its acquisition program. These lower revenues, combined with a planned increase in expenses, are expected to result in a significant decrease in earnings compared with pro forma earnings in the prior year's second quarter. The expense increases are related to the implementation of the company's information technology system and ongoing integration of its regional customer service centers.

          "Our 1997 business plan assumed relatively flat paper pricing, along with modest increases in supply systems pricing," commented Ray B. Mundt, Chairman and Chief Executive Officer. "However, pricing has declined for both of our businesses compared with last year and against our business plan assumptions."

          "On the plus side," Mundt said, "our gross trading margin as a percentage of revenues continues to run above both last year and above plan expectations. Our strong cash flow will be sufficient to support our dividend and our working capital requirements. Additional funding for our acquisition program is available under existing credit facilities. We are in discussions with several attractive supply systems companies and expect to complete a number of strategic acquisitions by year end. In addition, our information technology system is on track to begin rollout at the Fort Washington Customer Service Center in May of this year."

          "We cannot predict our year-end results because of uncertainties as to paper pricing and market conditions," Mundt continued. "We believe our strategy is sound and we remain confident in our ability to achieve a 15% annual growth rate over the long term."

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          Unisource Worldwide, Inc., headquartered in Valley Forge,
     Pennsylvania, is the largest marketer and distributor of paper products and supply systems in North America. Fiscal 1996 revenues were $7 billion.

                                   * * * * *

     Statements contained in the press release with respect to projected second quarter fiscal 1997 earnings per share, revenues and expenses, future cash flow uses and funding availability, acquisition plans, information technology systems implementation and projected long-term annual growth rate are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements represent the Company's reasonable judgment with respect to future events and are subject to risks and uncertainties that could cause actual results or circumstances to differ materially. Such risks and uncertainties include changes in pulp and paper prices and market conditions within the Company's businesses, delays and difficulties associated with systems implementation programs and the availability of, and ability to close, acquisition opportunities on terms acceptable to the Company. For further detail and information concerning the foregoing, please consult the "Forward-Looking Information" and "Risk Factors" sections of the Company's Information Statement dated November 26, 1996 that is included as part of its Registration Statement on Form 10 filed with the Securities and Exchange Commission.

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                                   SIGNATURE
                                   ---------


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 UNISOURCE WORLDWIDE, INC.
                                 (Registrant)



                                 By /s/  Thomas A. Decker
                                    -------------------------------------------
                                    Thomas A. Decker
                                    Senior Vice President, General Counsel
                                    and Secretary



Dated:  March 21, 1997

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